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                                                                    EXHIBIT 4.4

                                                                     OH&S DRAFT
                                                                        5/19/99

                   SALE AND CONTRIBUTION AGREEMENT SUPPLEMENT

         THIS SALE AND CONTRIBUTION AGREEMENT SUPPLEMENT (this "Sale Agreement Supplement"), dated _____ __, 1999 (the "Purchase Date") is entered into among ADVANTA BUSINESS SERVICES CORP., ("ABS," in its capacity as "Originator" and "Servicer"), a Delaware corporation located at 1020 Laurel Oak Road, Voorhees, New Jersey 08043, ADVANTA LEASING RECEIVABLES CORP. VIII ("ALRC VIII"), a Nevada corporation located at 639 Isbell Road, Suite 390-A, Reno, Nevada 89509 and ADVANTA LEASING RECEIVABLES CORP. IX ("ALRC IX"), a Nevada corporation located at 639 Isbell Road, Suite 390-B, Reno, Nevada 89509 (each of ALRC VIII and ALRC IX is an "Obligor" and a purchaser or recipient of a contribution hereunder).

                              W I T N E S S E T H:

                  Reference is hereby made to that certain Master Sale and Contribution Agreement dated as of ____ __, 1999 (the "Master Sale Agreement") between ABS and the Obligors. Pursuant to the Master Sale Agreement ABS agrees to sell, transfer, assign, set over, contribute, quitclaim and otherwise convey to the Obligors and the Obligors agree to purchase, acquire or accept, from time to time, Conveyed Assets (as defined below) and the Obligors agree to Pledge such Conveyed Assets to the Trustee. The Master Sale Agreement provides that each sale of Conveyed Assets be evidenced by the execution of delivery of a Sale and Contribution Agreement Supplement (each a "Sale Agreement Supplement") such as this Supplement.

                  The Conveyed Assets sold or contributed by ABS pursuant to this Supplement consist of (i) the Contracts listed on List of Contracts delivered with this Sale Agreement Supplement, all amounts due or to become due thereunder (ii) all Collections after the related Cut-Off Date, (iii) Related Security associated therewith, (iv) all balances, instruments, monies and other securities and investments received or held from time to time by the Servicer and representing Collections received after the related Cut-Off Date; (v) the right, title and interest of ABS in the Equipment associated with such Contracts, and (vi) all proceeds of the foregoing, but excluding any Insurance Premiums, taxes, late charge fees and Initial Unpaid Amounts.

                  The Cut-Off Date with respect to the Contracts is the close of business on _____ __, 1999. The Purchase Date is _______ __, 1999.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:



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                  Section 1. Definitions. For the purposes of this Agreement, capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Master Agreement or the Master Sale Agreement.

                  Section 2. Conveyance. (a) (i) ABS hereby sells, transfers, assigns, sets over contributes, quitclaims and otherwise conveys to ALRC VIII all of ABS's right, title and interest in, to, and under all Conveyed Assets consisting of ABS's Residual Interest in the Equipment, whether now existing or hereafter arising. Each such transfer of the Residual Interest shall be without representation, warranty or recourse except as set forth in Section 3 hereof.

                  (ii) ABS hereby sells, transfers, assigns, sets over contributes, quitclaims and otherwise conveys to ALRC IX all of ABS's right, title and interest in, to, and under all Conveyed Assets other than the Residual Interest, whether now existing or hereafter arising. Each such transfer of Conveyed Assets by ABS shall be without representation, warranty or recourse except as set forth in Section 3 hereof.

                  (iii) Except to the extent such Conveyed Assets are transferred as a contribution to the capital of the Obligor, the Obligors, in consideration of the transfer of the Conveyed Assets to the Obligors, shall pay to ABS on this Purchase Date the purchase price as specified below in subsection
(d) of this Section 2.

                 (b) In connection with such transfer, ABS has heretofore recorded and filed, at its own expense, financing statements (and will hereafter file timely continuation statements with respect to such financing statements) with respect to the Conveyed Assets, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of, the conveyance of the Conveyed Assets from ABS to the Obligors and the pledge of the Conveyed Assets from the Obligors to the Trustee, and delivered a copy of such financing statements or other evidence of such filings to the Obligors; provided, however, that except as required by the Master Agreement no financing statements have been or will be recorded or filed with respect to the sale or transfer of the Equipment owned by ABS unless
(i) ABS as Servicer shall determine to file UCC-3 or similar statements with respect to such Equipment in order to exercise remedies with respect to Charged-Off Contracts to which such Equipment relates or (ii) such Equipment has a value in excess of $25,000; and provided further that the Contract Files will not be physically delivered to the Obligors or to the Trustee but instead will be held by the Servicer (or its designated custodian) on behalf of the Trustee and the Contract Files will be marked as required by the Master Agreement.

                  (c) In connection with such transfer, ABS shall, at its expense, (i) cause its books and records to be marked to show that the Conveyed Assets have been transferred to the Obligors in accordance with the Master Sale Agreement and this Sale Agreement Supplement and the Conveyed Assets have been pledged to the Trustee in accordance with the Master Agreement on or prior to the Purchase Date and (ii) deliver to the Obligors the related List of Contracts. Each Obligor agrees (i) to mark its books and records to show the acquisition of the Conveyed Assets and that such Conveyed Assets have been pledged to the Trustee in accordance with the Master Agreement and this Sale Agreement Supplement and (ii) to deliver to the Trustee the related List of Contracts on the Purchase Date.


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                  (d) (i) With respect to the Conveyed Assets consisting of the
Residual Interest contributed to ALRC VIII under Section 2(a)(i) of this Sale Agreement Supplement, ABS and ALRC VIII agree that ALRC VIII shall pay to ABS the sum of $___________and the balance of the value of such Residual Interest conveyed hereunder shall constitute a contribution to the capital of ALRC VIII and shall be duly recorded in the books of ALRC VIII. The amount, if any, to be paid by ALRC VIII to ABS as set forth in this subsection 2(d)(i) shall be paid to ABS on the date hereof in immediately available funds.

                  (ii) With respect to the Conveyed Assets sold and contributed to ALRC IX under Section 2(a)(ii) of this Sale Agreement Supplement, ABS and ALRC IX agree that ALRC IX shall pay to ABS the sum of $___________ and the balance of the value of the Conveyed Assets conveyed to ALRC IX hereunder shall constitute a contribution to the capital of ALRC IX and shall be duly recorded in the books of ALRC VIII. The amount, if any, to be paid by ALRC IX to ABS as set forth in this subsection 2(d)(ii) shall be paid to ABS on the date hereof in immediately available funds.

                  Section 3. Representations and Warranties. (a) ABS hereby (i) confirms the accuracy, as of the Purchase Date, of the representations and warranties of ABS set forth in Section 3.01 of the Master Sale Agreement with respect to the Contracts conveyed on the Purchase Date and (ii) represents and warrants that, as of the Purchase Date, each Contract is an "Eligible Contract" as such term is defined in the Series 1999-1 Supplement dated as of ____ __, 1999. Such representations and warranties are made for the benefit of the Obligors and the Trustee, and the Obligor are relying on such representations and warranties in purchasing the Conveyed Assets. Such representations and warranties speak as of the Purchase Date, unless otherwise indicated, but shall survive the transfer of the respective Conveyed Assets to the Obligor and its successors and assigns and the Pledge by the Obligor to the Trustee.

                  (b) Each Obligor hereby confirms the accuracy as of the Purchase Date of the representations and warranties set forth in Section 3.02 of the Master Sale Agreement.

                  Section 4. Amendment. This Sale Agreement Supplement may be amended from time to time by ABS and the Obligors only with the prior written consent of the Trustee.

                  Section 5. Governing Law. This Sale Agreement Supplement and any amendment hereof pursuant to Section 4 shall be construed in accordance with and governed by the substantive laws of the State of New York (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights, and remedies of the parties under this Sale Agreement Supplement shall be determined in accordance with such laws.

                  Section 6. Counterparts. This Sale Agreement Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.


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                  Section 7. Binding Effect: Third-Party Beneficiaries.  This
Sale Agreement Supplement will inure to the benefit of and be binding upon the parties hereto, the Trustee and their respective successors and permitted assigns.

                  Section 8. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


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                  IN WITNESS WHEREOF, ABS and the Obligors have caused this Sale and Contribution Agreement Supplement to be duly executed by their respective officers as of the day and year first above written.


                                  ADVANTA BUSINESS SERVICES CORP.,
                                    in its individual capacity and as
                                    Seller and Servicer

                                  By:
                                     ----------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

                                  By:
                                     ----------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

                                  ADVANTA LEASING RECEIVABLES VIII,
                                    as an Obligor

                                  By:
                                     ----------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------


                                  ADVANTA LEASING RECEIVABLES IX,
                                    as an Obligor

                                  By:
                                     ----------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------